                                                                    EXHIBIT 99.1

[PETROQUEST ENERGY, INC. LETTERHEAD]


NEWS RELEASE
FOR IMMEDIATE RELEASE

For further information, contact:    Robert R. Brooksher, Vice President -
                                     Corporate Communications
                                     (337) 232-7028

            PETROQUEST ENERGY, INC. ANNOUNCES FIRST QUARTER RESULTS;
                     PRODUCTION INCREASES 87% YEAR-OVER-YEAR

Lafayette, Louisiana - May 1, 2002 - PetroQuest Energy, Inc. (NASDAQ: PQUE) announced today a net loss for the quarter ended March 31, 2002 of $364,000 or $(0.01) per share, as compared to first quarter 2001 net income of $4,141,000 or $0.13 per share. Net cash flow from operations before working capital changes for the first quarter of 2002 was $6,745,000 or $0.18 per share, as compared to $10,277,000 or $0.31 per share for the comparable 2001 period.

On a thousand cubic feet equivalent (Mcfe) basis, first quarter 2002 production volumes equaled 3,792,012 Mcfe, a 87% increase over first quarter 2001 production volumes of 2,024,958 Mcfe. This is primarily the result of the Company's 77% drilling success rate during 2001.

Oil and gas sales during the first quarter of 2002 decreased 15% to $10,509,000 as compared to the first quarter of 2001. This is the result of significantly lower product prices partially offset by the production increase discussed above. Stated on a Mcfe basis, unit prices received during the first quarter of 2002 were 55% lower than the prices received during the comparable 2001 period.

All inclusive cash costs (lease operating expenses, production taxes, cash general and administrative expense and interest expense) for the first quarter of 2002 decreased to $1.02 per Mcfe from $1.30 per Mcfe in the comparable period of 2001.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods ended March 31, 2002 and 2001.

                                                     Three Months Ended
                                                         March 31,
                                                     2002           2001
                                                 ----------      ----------
    Production:
      Oil (Bbls)                                    234,508         139,080
      Gas (Mcf)                                   2,384,964       1,190,478
      Total Production (Mcfe)                     3,792,012       2,024,958

    Sales:
      Total Oil Sales                            $4,853,441      $3,894,810
      Total Gas Sales                            $5,655,498      $8,450,214

    Average sales prices:
      Oil (per Bbl)                              $    20.70      $    28.00
      Gas (per Mcf)                              $     2.37      $     7.10
      Per (Mcfe)                                 $     2.77      $     6.10

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The Company will hold its 2002 first quarter earnings conference call on
Wednesday, May 1, at 9:00 a.m. Central Daylight Time. To listen to the live webcast, please log on to the Company's website at www.petroquest.com and follow the webcast links.

The following initiates guidance for the second quarter of 2002 and updates guidance for the full year of 2002:

                                                                Guidance for            Guidance for
Description                                                   2nd Quarter 2002              2002
-----------                                                   ----------------         --------------
Production volumes (MMcfe/d)                                     42.5 - 44.0              44 - 47

Percent gas                                                          60%                    60%

Expenses:
  Lease operating expenses (per Mcfe)                            $.60 - $.65            $.60 - $.65
  Production taxes (per Mcfe)                                    $.05 - $.08            $.05 - $.08
  Depreciation, depletion and amortization (per Mcfe)           $1.70 - $1.80          $1.70 - $1.80
  General and administrative (in millions)                       $1.3 - $1.5            $6.0 - $6.5
  Interest expense (in millions)                                $.125 - $.175          $.900 - $1.110

Effective tax rate (all deferred)                                    35%                    35%


PetroQuest Energy Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Gulf Coast Basin, both onshore and in shallow waters offshore.

This press release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.


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                             PETROQUEST ENERGY, INC.
                      Consolidated Statements of Operations
                  (Amounts In Thousands, Except Per Share Data)

                                                     Three Months Ended
                                                         March 31,
                                                       2002       2001
                                                       ----       ----
                                                         (unaudited)
    Revenues:
      Oil and gas sales                            $ 10,509     $ 12,345
      Interest and other income                         (12)         208
                                                   --------     --------
                                                     10,497       12,553
                                                   --------     --------
    Expenses:
      Lease operating expenses                        2,349        1,248
      Production taxes                                  202          262
      Depreciation, depletion and amortization        7,094        3,342
      General and administrative                      1,200          661
      Interest expense                                  211          466
                                                   --------     --------
                                                     11,056        5,979

    Income (loss) from operations                      (559)       6,574
      Income tax expense                               (195)       2,433
                                                   --------     --------

    Net income (loss)                              $   (364)    $  4,141
                                                   ========     ========

    Earnings per common share:
      Basic                                        $  (0.01)    $   0.14
                                                   ========     ========
      Diluted                                      $  (0.01)    $   0.13
                                                   ========     ========
    Weighted average common shares
      Basic                                          34,724       30,505
                                                   ========     ========
      Diluted                                        34,724       32,714
                                                   ========     ========